Exhibit 32.2

Section 1350 Certification of Chief Financial Officer

I, Douglas K. Howell, the chief financial officer of Arthur J. Gallagher & Co., certify that (i) the Annual Report on Form 10-K of Arthur J. Gallagher & Co. for the twelve month period ended December 31, 2022 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Arthur J. Gallagher & Co. and its subsidiaries.

Date: February 10, 2023

/s/ Douglas K. Howell
Douglas K. Howell Vice President Chief Financial Officer (principal financial officer)